          ---------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                     -----------------------------------

                                  FORM 8-K/A

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  December 9, 1994
                                                      ---------------------

                           PAINE WEBBER GROUP, INC.
                  ------------------------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                 1-7367             13-2760086
     --------------------------------------------------------------------
     (State or other jurisdiction     (Commission        (IRS Employer
          of incorporation)           File Number)     Identification No.)

     1285 Avenue of the Americas, New York, New York            10019
     -------------------------------------------------------------------
     (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code  (212) 713-2000
                                                         ---------------

                                Not Applicable
     -------------------------------------------------------------------
             Former name or address, if changed since last report


            -----------------------------------------------------

THIS FORM 8-K/A AMENDS ITEM 7(A) AND (B) OF THE PAINE WEBBER GROUP INC. (THE "COMPANY") CURRENT REPORT ON FORM 8-K DATED DECEMBER 9, 1994 (FILED DECEMBER 27, 1994)

ITEM 7.             FINANCIAL STATEMENTS AND EXHIBITS
- -------             ---------------------------------

The following documents are filed as part of this report:

(a)     Historical Financial Statements

Real Estate, Eurobond, Retail Brokerage and
Asset Management Businesses of Kidder, Peabody
Group Inc.

                                                                     PAGE
                                                                     ----

Combined Statement of Operations for the
nine months ended September 29, 1994
(unaudited)                                                             4

Combined Statement of Operations for the years
ended December 27, 1993, December 28, 1992
and December 30, 1991                                                   12

Combined Statement of Assets Acquired and
Liabilities Assumed December 26, 1994 or prior
date of transfer                                                        20


(b)     Proforma Financial Information

Paine Webber Group Inc. Proforma Consolidated Financial
Statements (unaudited)

                                                                     PAGE
                                                                     ----

Proforma Condensed Consolidated Statement of
Financial Condition as of September 30, 1994                           31

Proforma Consolidated Statement of Income for the
nine months ended September 30, 1994                                   32

Proforma Consolidated Statement of Income for the
year ended December 31, 1993                                           33

Notes to Proforma Consolidated Financial
Statements                                                        34 - 35

(c)     Exhibits                                                       36

Third Supplemental Agreement dated as of January 27, 1995 among the Company, General Electric Company and Kidder, Peabody
Group Inc.

Fourth Supplemental Agreement dated as of February 10, 1995 among the Company, General Electric Company and Kidder, Peabody
Group Inc.

Consent of KPMG Peat Marwick LLP

                                  SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                PAINE WEBBER GROUP INC.





                                By:  /s/ Regina A. Dolan
                                   -------------------
                                   Regina A. Dolan
                                   Vice President, Chief Financial Officer




Dated:  February 24, 1995

                  REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
                        ASSET MANAGEMENT BUSINESSES OF
                          KIDDER, PEABODY GROUP INC.

                       COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 29, 1994

                                 (UNAUDITED)

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
                        ASSET MANAGEMENT BUSINESSES OF
                          KIDDER, PEABODY GROUP INC.

                  INDEX TO COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 29, 1994

                                 (UNAUDITED)



Combined Statement of Operations                                        1

Notes to Combined Statement of Operations                             2 to 6

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
          ASSET MANAGEMENT BUSINESSES OF KIDDER, PEABODY GROUP INC.

          COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED
                              SEPTEMBER 29, 1994
                                (IN MILLIONS)

                                 (UNAUDITED)

<Captions>
                                                                September 29,
                                                                    1994
                                                                -------------
Revenues
  Investment Banking                                                  $  92.2
  Commissions                                                           155.4
  Trading and Interest (net)                                            129.0
  Sales Credits and Selling Concessions (net)                            79.1
  Investment Advisory                                                    46.4
  Other                                                                  10.0
                                                                -------------
Total Revenues                                                          512.1
                                                                -------------
Expenses
  Employee compensation and benefits                                    276.4
  Rent and occupancy                                                     18.7
  Communications                                                         24.1
  Clearing fees                                                          28.1
  Professional fees                                                       9.6
  Other                                                                 141.4
                                                                -------------
Total Expenses                                                          498.3
                                                                -------------
Income before charge in lieu of taxes                                    13.8
Charge in lieu of taxes                                                   6.1
                                                                -------------
Net Income                                                            $   7.7
                                                                =============

See accompanying notes to combined financial statement.

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
           ASSET MANAGEMENT BUSINESSES OF KIDDER, PEABODY GROUP INC.

     NOTES TO COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED
                              SEPTEMBER 29, 1994

                                 (UNAUDITED)

                   1.  BACKGROUND AND BASIS OF PRESENTATION

Pursuant to an Asset Purchase Agreement dated October 17, 1994, as amended ("The Purchase Agreements"), among PaineWebber Group Inc. ("PaineWebber"), Kidder, Peabody Group Inc. and subsidiaries ("Kidder, Peabody") and General Electric Company ("General Electric"), PaineWebber agreed to purchase certain assets and liabilities associated with certain businesses of Kidder, Peabody. Significant businesses of which substantial portions were acquired (which are not legal entities) comprise: Real Estate - real estate whole loan underwriting and trading activities; Eurobonds - eurobond trading activities, including related repurchase agreement and reverse repurchase agreement matched book trading activities; Retail Brokerage - retail brokerage activities; and Asset Management - mutual fund management and investment advisory activities ("Purchased Businesses").

At closing, selected assets and liabilities of the Purchased Businesses were purchased or assumed by PaineWebber. Substantially all assets and liabilities transferred consist of securities trading inventories (long and short positions), securities borrowed and securities loaned, mortgage loans held for sale, customers receivable and payable balances, and fixed assets. Reverse repurchase and repurchase agreements employed in the Eurobond business were not transferred pursuant to the Purchase Agreement. In addition, selected Kidder, Peabody employees associated with the Purchased Businesses became employees of PaineWebber, and selected employees of other Kidder, Peabody businesses also became employees of PaineWebber. PaineWeber paid a combination of cash and PaineWebber common and preferred stock for the Purchased Businesses. The closing dates for the sale of each of the businesses are as follows: Real Estate - December 9, 1994; Eurobond - December 16, 1994; Retail Brokerage - January 30, 1995 and Asset Management - January 30, 1995 and February 13, 1995.

Kidder, Peabody has agreed to indemnify and hold harmless PaineWebber from any losses, damages or claims incurred with respect to any liability relating to the conduct of a Purchased Business (and not otherwise assumed by PaineWebber) arising out of any event or condition existing prior to the relevant closing date.

The accompanying Combined Statement of Operations reflects the historical revenue and expenses attributable to the Purchased Businesses for the nine months ended September 29, 1994 (unaudited), based upon the assets and liabilities giving rise to such revenues and expenses at those dates, and not on the assets and liabilities transferred to or assumed by PaineWebber. For example, the revenues and expenses related to the managed futures and structured products portions of the Asset Management business have been included in the Combined Statement of Operations, while the related assets and liabilities have not been acquired or assumed by PaineWebber, nor has that portion of the Asset Management business been acquired by PaineWebber. A small number of the customer accounts of the Retail Brokerage business were not transferred to PaineWebber. The revenues and expenses of the Purchased Businesses as reported in the accompanying Combined Statement of Operations therefore differ from the revenues and expenses associated with the assets and liabilities transferred to PaineWebber.

Included in the Combined Statement of Operations are revenue and expense items allocated to the Purchased Businesses. Revenues include sales credits and selling concessions for distributing securities owned or originated in an underwriting by Kidder, Peabody to customers of the Purchased Businesses.
These sales credits and selling concessions are based upon arrangements between the Purchased Businesses and other businesses of Kidder, Peabody. Costs related to compensation, communication, travel and entertainment, professional services and other expenses are charged directly to the Purchased Businesses as incurred. Occupancy, rent and depreciation and certain employee benefits are charged based on usage or allocation surveys. Corporate overhead representing centralized payroll, operations, finance, research, treasury, human resources, legal, accounts payable, systems and other administrative functions are allocated to the Purchased Businesses based on time spent, standard cost, headcount or usage, depending on the nature of the overhead being allocated. The accompanying Combined Statement of Operations also reflects an allocation of corporate provisions for certain litigation expenses, inventory reserves, corporate headquarters relocation costs, certain EDP system expenses and various other corporate charges. These other corporate charges were approximately $5.3 million, for the nine months ended September 29, 1994. Total corporate overhead costs allocated, which are included in other expenses, were approximately $81.7 million for the nine months ended September 29, 1994, and includes the other corporate charges described above. Kidder, Peabody finances the operations of all its businesses, including those of the Purchased Businesses. Interest allocated to the Purchased Businesses includes interest expense from the financing of all assets, and represents a blended average of Kidder, Peabody's actual short term and long-term financing costs. These allocations do not necessarily represent the amounts that would have been incurred by the Purchased Businesses had they operated on a separate company basis or had they operated as divisions of a different company. However, management of Kidder, Peabody believes such allocations are reasonable in the circumstances.

No attempt has been made to identify any respect in which the operations of the Purchased Businesses would have differed had they operated as divisions of PaineWebber or any other company instead of Kidder, Peabody. The Combined Statement of Operations is therefore not indicative of future results of the Purchased Businesses.

The Combined Statement of Operations reflects all normal recurring adjustments which are, in opinion of Kidder, Peabody's management, necessary for a fair presentation of the results of the Purchased Businesses for the interim period presented. Pursuant to the rules and regulations of the Securities and Exchange Commission applicable to such interim financial statements, certain footnote disclosures which are normally required under generally accepted accounting principles have been omitted. It is recommended that this combined financial statement be read in conjunction with the Purchased Businesses' combined financial statements for each of the three years ended December 27, 1993.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SECURITIES TRANSACTIONS
Proprietary securities transactions are recorded on a trade date basis.
Trading securities are valued at market. Mortgage loans held for sale are recorded on a trade date basis and are valued at the lower of the aggregate cost or the estimated market value. Unrealized gains and losses are reflected in the Combined Statement of Operations. Investment banking revenues from management fees, underwriting fees and selling concessions are recognized on settlement date. Advisory fee revenues are recorded when services are substantially complete and revenues are reasonably determinable.

CHARGE IN LIEU OF TAXES
The results of operations for the Purchased Businesses are included as part of Kidder, Peabody's results and are included in the General Electric consolidated Federal income tax return. State and local tax returns are filed separately. The Purchased Businesses have been allocated a charge in lieu of income taxes at an effective rate on income before Charge in Lieu of Taxes of 43.9% for the nine months ended September 29, 1994, which represents the effective income tax rate for Kidder, Peabody for that period.

3.  FINANCIAL INSTRUMENTS

TRADING AND INTEREST (NET)
The Purchased Businesses combine trading and interest revenues and expenses. The individual amounts are as follows: interest revenue $326.7 million, interest expense $262.7 million and net gains on principal transactions $65 million for the nine months ended September 29, 1994.

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
                        ASSET MANAGEMENT BUSINESSES OF
                          KIDDER, PEABODY GROUP INC.

                      COMBINED STATEMENTS OF OPERATIONS
                    FOR THE YEARS ENDED DECEMBER 27, 1993,
                   DECEMBER 28, 1992, AND DECEMBER 30, 1991

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
                        ASSET MANAGEMENT BUSINESSES OF
                          KIDDER, PEABODY GROUP INC.

                  INDEX TO COMBINED STATEMENTS OF OPERATIONS
                    FOR THE YEARS ENDED DECEMBER 27, 1993,
                   DECEMBER 28, 1992, AND DECEMBER 30, 1991


Independent Auditor's Report                                                1

Combined Statements of Operations                                           2

Notes to Combined Statements of Operations                               3 to 6

                         Independent Auditors' Report



The Board of Directors and Stockholder of
Kidder, Peabody Group Inc.:

We have audited the accompanying combined statements of operations of the Real Estate, Eurobond, Retail Brokerage and Asset Management Businesses ("Purchased Businesses") of Kidder, Peabody Group Inc. ("Kidder, Peabody") and subsidiaries for the years ended December 27, 1993, December 28, 1992, and December 30, 1991, which, as described in note 1, are prepared pursuant to a purchase agreement, dated October 17, 1994, as amended. These financial statements are the responsibility of Kidder, Peabody's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of operations are free of material misstatement. An audit of a combined statement of operations includes examining, on a test basis, evidence supporting the amounts and disclosures in that combined statement of operations. An audit of a combined statement of operations also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of operations.
We believe that our audits of the combined statement of operations provide a reasonable basis for our opinion.

In our opinion, the combined statements of operations referred to above present fairly, in all material respects, the results of operations of the Purchased Businesses for the years ended December 27, 1993, December 28, 1992, and December 30, 1991, in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP


February 8, 1995
New York, New York

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
           ASSET MANAGEMENT BUSINESSES OF KIDDER, PEABODY GROUP INC.

            COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
         DECEMBER 27, 1993, DECEMBER 28, 1992, AND DECEMBER 30, 1991
                                (IN MILLIONS)


                                                        1993         1992        1991
                                                        ----         ----        ----
Revenues
  Investment Banking                                 $ 122.0       $ 47.2      $ 29.6
  Commissions                                          209.5        190.6       182.7
  Trading and Interest (net)                           228.8        152.1        70.5
  Sales Credits and Sellig Concessions (net)           179.4        167.4       146.5
  Investment Advisory                                   55.1         48.1        40.0
  Other                                                  9.5          6.7         4.0
                                                     -------       ------      ------
Total Revenues                                         804.3        612.1       473.3
                                                     -------       ------      ------
Expenses
  Employee compensation and benefits                   388.6        302.3       245.7
  Rent and occupancy                                    21.9         19.9        20.3
  Communications                                        28.1         23.6        22.6
  Clearing Fees                                         29.8         20.0         9.1
  Professional fees                                      7.1          7.2         7.4
  Other                                                188.2        123.0       134.8
                                                     -------       ------      ------
Total Expenses                                         663.7        496.0       439.9
                                                     -------       ------      ------

Income before charge in lieu of taxes                  140.6        116.1        33.4

Charge in lieu of taxes                                 62.0         48.9        16.7
                                                     -------       ------      ------

Net income                                           $  78.6       $ 67.2      $ 16.7
                                                     =======       ======      ======


See accompanying notes to combined financial statements.

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
          ASSET MANAGEMENT BUSINESSES OF KIDDER, PEABODY GROUP INC.
                NOTES TO COMBINED STATEMENTS OF OPERATIONS FOR
 THE YEARS ENDED DECEMBER 27, 1993, DECEMBER 28, 1992, AND DECEMBER 30, 1991


1.  BACKGROUND AND BASIS OF PRESENTATION

Pursuant to an Asset Purchase Agreement dated October 17, 1994, as amended ("The Purchase Agreements"), among PaineWebber Group Inc. ("PaineWebber"), Kidder, Peabody Group Inc. and subsidiaries ("Kidder, Peabody") and General Electric Company ("General Electric"), PaineWebber agreed to purchase certain assets and liabilities associated with certain businesses of Kidder, Peabody. Significant businesses of which substantial portions were acquired (which are not legal entities) comprise: Real Estate - real estate whole loan underwriting and trading activities; Eurobonds - eurobond trading activities, including related repurchase agreement and reverse repurchase agreement matched book trading activities; Retail Brokerage - retail brokerage activities; and Asset Management - mutual fund management and investment advisory activities ("Purchased Businesses").

At closing, selected assets and liabilities of the Purchased Businesses were purchased or assumed by PaineWebber. Substantially all assets and liabilities transferred consist of securities trading inventories (long and short positions), securities borrowed and securities loaned, mortgage loans held for sale, customers receivable and payable balances, and fixed assets. Reverse repurchase and repurchase agreements employed in the Eurobond business were not transferred pursuant to the Purchase Agreement. In addition, selected Kidder, Peabody employees associated with the Purchased Businesses became employees of PaineWebber, and selected employees of other Kidder, Peabody businesses also became employees of PaineWebber. PaineWebber paid a combination of cash and PaineWebber common and preferred stock for the Purchased Businesses. The closing dates for the sale of each of the businesses are as follows: Real Estate - December 9,

1994; Eurobond - December 16, 1994; Retail Brokerage - January 30, 1995 and Asset Management - January 30, 1995 and February 13, 1995.

Kidder, Peabody has agreed to indemnify and hold harmless PaineWebber from any losses, damages or claims incurred with respect to any liability relating to the conduct of a Purchased Business (and not otherwise assumed by PaineWebber) arising out of any event or condition existing prior to the relevant closing date.

The accompanying Combined Statements of Operations reflect the historical revenue and expenses attributable to the Purchased Businesses for each of the years ended December 27, 1993, December 28, 1992, and December 30, 1991, based upon the assets or liabilities giving rise to such revenues and expenses at those dates, and not based on the assets and liabilities acquired or assumed by PaineWebber. For example, the revenues and expenses related to the managed futures and structured products portions of the Asset Management business have been included in the Combined Statements of Operations, while the related assets and liabilities have not been acquired or assumed by PaineWebber, nor has that portion of the Asset Management business been acquired or assumed by PaineWebber. A small number of the customer accounts of the Retail Brokerage business were not transferred to PaineWebber. The revenues and expenses of the Purchased Businesses as reported in the accompanying Combined Statements of Operations therefore differ from the revenues and expenses associated with the assets and liabilities transferred to PaineWebber.

Included in the Combined Statements of Operations are revenue and expense items allocated to the Purchased Businesses. Revenues include sales credits and selling concessions for distributing securities owned or originated in an underwriting by Kidder, Peabody to customers of the Purchased Businesses.
These sales credits and selling concessions are based upon arrangements between the Purchased Businesses and other businesses of Kidder, Peabody. Costs related to compensation, communication, travel and entertainment, professional services and other expenses are charged directly to the Purchased Businesses as incurred. Occupancy, rent and depreciation and certain employee benefits are charged based on usage or allocation surveys. Corporate overhead representing centralized payroll, operations, finance, research, treasury, human resources, legal, accounts payable, systems and other administrative functions are allocated to the Purchased Businesses based on time spent, standard cost, head count or usage, depending on the nature of the overhead being allocated. The accompanying Combined Statements of Operations also include an allocation of corporate provisions for certain litigation expenses, inventory reserves, corporate headquarters relocation costs, certain EDP system expenses and various other corporate charges. These other corporate charges (credits) were approximately $34.8 million, $(10.5) million, and $17.0 million for the years ended 1993, 1992 and 1991, respectively. Total corporate overhead costs allocated, and are included in Other Expenses, were approximately $138.5 million, $83.1 million, and $97.7 million for the years ended 1993, 1992 and 1991, respectively, which includes the other corporate charges described above. Kidder, Peabody finances the operations of all its businesses, including those of the Purchased Businesses. Interest allocated to the Purchased Businesses includes interest expense from the financing of all assets, and represents a blended average of Kidder, Peabody's actual short term and long-term financing costs. These allocations do not necessarily represent the amounts that would have been incurred by the Purchased Businesses had they operated on a separate company basis or had they operated as divisions of a different company; however, management of Kidder, Peabody believes such allocations are reasonable in the circumstances.

No attempt has been made to identify any respect in which the operations of the Purchased Businesses would have differed had they operated as divisions of PaineWebber or any other company instead of Kidder, Peabody. The Combined Statements of Operations are therefore not indicative of future results of the Purchased Businesses.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SECURITIES TRANSACTIONS
Trading securities are valued at market. Mortgage loans held for sale are recorded on a trade date basis and are valued at the lower of the aggregate cost or the estimated market value. Unrealized gains and losses are included in the Combined Statements of Operations. Investment banking revenues from management fees, underwriting fees and selling concessions are recognized on settlement date. Advisory fee revenues are recorded when services are substantially complete and revenues are reasonably determinable.

CHARGE IN LIEU OF TAXES
The results of operations for the Purchased Businesses are included as part of Kidder, Peabody's results and are included in the General Electric consolidated Federal income tax return. State and local tax returns of Kidder, Peabody are filed separately. The Purchased Businesses have been allocated a charge in lieu of income taxes at an effective rate on Income Before Charge in Lieu of Taxes of 44.1%, 42.1% and 50.0% for 1993, 1992 and 1991, respectively, which represents the effective income tax rates for Kidder, Peabody in those respective years.

3.  FINANCIAL INSTRUMENTS

TRADING AND INTEREST (NET)
The Purchased Businesses combine trading and interest revenues and expenses. The individual amounts for the three years ended 1993 are as follows (in millions):

                                                                      1993             1992           1991
                                                                      ----             ----           ----
Interest Revenue                                                     $349.1           $302.5         $152.2
Interest Expense                                                     (272.8)          (239.3)        (118.9)
Net Gains on Principal Transactions                                   152.5             88.9           37.2
                                                                      -----             ----           ----
                                                                     $228.8           $152.1          $70.5
                                                                     ======           ======          =====

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
                        ASSET MANAGEMENT BUSINESSES OF
                          KIDDER, PEABODY GROUP INC.

        COMBINED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                 DECEMBER 26, 1994 OR PRIOR DATE OF TRANSFER

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
                        ASSET MANAGEMENT BUSINESSES OF
                          KIDDER, PEABODY GROUP INC.

                INDEX TO COMBINED STATEMENT OF ASSETS ACQUIRED
                           AND LIABILITIES ASSUMED
                 DECEMBER 26, 1994 OR PRIOR DATE OF TRANSFER





Independent Auditors' Report                                      1

Combined Statement of Assets Acquired and Liabilities
Assumed                                                           2

Notes to Combined Statement of Assets Acquired
and Liabilities Assumed                                         3 to 8

INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholder of
Kidder, Peabody Group Inc.:

We have audited the accompanying combined statement of assets acquired and liabilities assumed of the Real Estate, Eurobond, Retail Brokerage and Asset Management Businesses ("Purchased Businesses") of Kidder, Peabody Group Inc. ("Kidder, Peabody") and subsidiaries as of December 26, 1994 or prior date of transfer (see note 1), which, as described in note 1, is prepared pursuant to a purchase agreement, dated October 17, 1994, as amended. This financial statement is the responsibility of Kidder, Peabody's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of assets acquired and liabilities assumed is free of material misstatement. An audit of a combined statement of assets acquired and liabilities assumed includes examining, on a test basis, evidence supporting the amounts and disclosures in that combined statement of assets acquired and liabilities assumed. An audit of a combined statement of assets acquired and liabilities assumed also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of assets acquired and liabilities assumed. We believe that our audit of the combined statement of assets acquired and liabilities assumed provides a reasonable basis for our opinion.

In our opinion, the combined statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the combined assets acquired and liabilities assumed of the Purchased Businesses as of December 26, 1994 or prior date of transfer (see note 1), in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP



February 8, 1995
New York, New York

                 REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
           ASSET MANAGEMENT BUSINESSES OF KIDDER, PEABODY GROUP INC.

        COMBINED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
           DECEMBER 26, 1994 OR PRIOR DATE OF TRANSFER (SEE NOTE 1)
                                (IN THOUSANDS)





Assets Acquired
- ---------------
Securities Borrowed                                  $  292,529
Receivable From Customers                             1,069,647
Securities Owned                                        833,121
Mortgage Loans Held for Sale                            639,812
Other                                                    58,705
                                                     ----------

                                                     $2,893,814
                                                     ==========

Liabilities Assumed
- -------------------
Securities Loaned                                    $   13,517
Payable to Customers                                    827,968
Securities Sold, but not yet Purchased                  172,201
Other                                                    66,289
                                                     ----------

                                                     $1,079,975
                                                     ==========

See accompanying notes to combined statement of assets acquired and liabilities assumed.

                   REAL ESTATE, EUROBOND, RETAIL BROKERAGE AND
            ASSET MANAGEMENT BUSINESSES OF KIDDER, PEABODY GROUP INC.

                NOTES TO COMBINED STATEMENT OF ASSETS ACQUIRED
                            AND LIABILITIES ASSUMED
            DECEMBER 26, 1994 OR PRIOR DATE OF TRANSFER (SEE NOTE 1)

1. BACKGROUND AND BASIS OF PRESENTATION

Pursuant to an Asset Purchase Agreement dated October 17, 1994, as amended, ("The Purchase Agreements"), among PaineWebber Group Inc. ("PaineWebber"), Kidder, Peabody Group Inc. and subsidiaries ("Kidder, Peabody") and General Electric Company ("General Electric"), PaineWebber agreed to purchase certain assets and liabilities associated with certain businesses of Kidder, Peabody. Significant businesses of which substantial portions were acquired (which are not legal entities) comprise: Real Estate - real estate whole loan underwriting and trading activities; Eurobonds - eurobond trading activities, including related repurchase agreement and reverse repurchase agreement matched book trading activities; Retail Brokerage - retail brokerage activities; and Asset Management - mutual fund management and investment advisory activities ("Purchased Businesses").

At closing, selected assets and liabilities of the Purchased Business were purchased or assumed by PaineWebber. Substantially all assets and liabilities transferred consist of securities trading inventories (long and short positions), securities borrowed and securities loaned, mortgage loans held for sale, customers receivable and payable balances, and fixed assets. Reverse repurchase and repurchase agreements employed in the Eurobond business were not transferred pursuant to the Purchase Agreement. In addition, selected Kidder, Peabody employees associated with the Purchased Businesses became employees of PaineWebber, and selected employees of other Kidder, Peabody businesses also became employees of PaineWebber. PaineWebber paid a combination of cash and PaineWebber common and preferred stock for the Purchased Businesses. The closing dates for the sale of each of the businesses are as follows: Real Estate - December 9, 1994; Eurobond - December 16, 1994; Retail Brokerage - January 30, 1995 and Asset Management - January 30, 1995 and February 13, 1995.

Kidder, Peabody has agreed to indemnify and hold harmless PaineWebber from any losses, damages or claims incurred with respect to any liability relating to the conduct of a Purchased Business (and not otherwise assumed by PaineWebber) arising out of any event or condition existing prior to the relevant closing date.

The Combined Statement of Assets Acquired and Liabilities Assumed presents the assets acquired and liabilities assumed for the Purchased Businesses; the Statement presents those assets and liabilities transferred as of December 9, 1994 for the Real Estate business, December 16, 1994 for the Eurobond business and December 26, 1994 (Kidder, Peabody's fiscal 1994 year end) for the Retail Brokerage and Asset Management businesses for which those transactions closed on January 30, 1995 and February 13, 1995. The assets acquired and liabilities transferred related to the Retail Brokerage and Asset Management businesses included in this Statement may therefore not be representative of the actual assets and liabilities transferred at closing. In addition, a small number of the customer accounts of the Retail Brokerage business were not transferred to PaineWebber.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SECURITIES TRANSACTIONS
Proprietary securities transactions are recorded on a trade date basis. Trading securities are valued at market. Mortgage loans held for sale are recorded on a trade date basis and are valued at the lower of the aggregate cost or the estimated market value.

SECURITIES LENDING ACTIVITIES
Securities borrowed and securities loaned are recorded at the amount of cash collateral advanced or received. Securities borrowed transactions require the Purchased Businesses to deposit cash, letters of credit or other collateral with the lender. With respect to securities loaned, the Purchased Businesses receive cash or other collateral in an amount generally in excess of the market value of the securities loaned. The Purchased Businesses monitor the market value of securities borrowed and loaned on a daily basis with additional collateral obtained or refunded as necessary.

FOREIGN CURRENCY TRANSLATION
Assets and liabilities of foreign operations are translated at year-end rates of exchange in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation.

FIXED ASSETS
Fixed assets are valued at net realizable value at amounts established in the Purchase Agreements for those assets transferred.

3.  NET CAPITAL AND OTHER REGULATORY REQUIREMENTS

The assets acquired and liabilities assumed are part of the Purchased Businesses which do not represent a separate legal entity. Kidder, Peabody and certain of the subsidiaries of which the Purchased Businesses are part of are, however, subject to various regulatory rules. At December 26, 1994, Kidder, Peabody and subsidiaries were in compliance with the minimum capital required by its various regulatory agencies.

4.  SECURITIES

Securities owned at December 26, 1994, consist of $832.4 million of Eurobonds and $0.7 million of investments in mutual funds. Securities sold, but not yet purchased are comprised of $54.8 million of U.S. Treasuries and $117.4 million of Eurobonds.

Securities sold, but not yet purchased represent obligations of the Purchased Businesses to deliver the specified security at the contracted price, and thereby, create a liability to purchase the security in the market at prevailing prices.

5.  EMPLOYEE BENEFITS

Substantially all of the employees of the Purchased Businesses participate in a funded defined benefit retirement plan of Kidder, Peabody. In addition, Kidder, Peabody has an unfunded supplemental plan covering certain executives. Since Kidder, Peabody has not transferred any pension obligation to PaineWebber no obligation has been included in the Combined Statement of Assets Acquired and Liabilities Assumed. PaineWebber has included the former Kidder, Peabody employees into the PaineWebber pension plan providing them credit for their service based upon their history of service at Kidder, Peabody. The assets of Kidder, Peabody's retirement plan will not be transferred to PaineWebber. Kidder, Peabody sponsors a defined benefit postretirement health care plan that covers substantially all full time employees. Pursuant to the Purchase Agreement, PaineWebber has agreed to pay an aggregate amount of $5 million in four equal installments payable on January 30, 1995-1998, to Kidder, Peabody for certain post-retirement medical benefits. No payment shall be due in 1997-1998 unless 40 or more of the transferred employees are employed by PaineWebber as of January 30, 1997.

6.  COMMITMENTS AND CONTINGENT LIABILITIES

LEASES
Pursuant to the Purchase Agreements, certain operating leases for office premises and equipment associated with the Purchased Businesses will be assumed by PaineWebber. The aggregate minimum annual rental commitments related to the leases at December 26, 1994 which expire at various dates through 2005 amounted to $118.8 million.

7.  FINANCIAL INSTRUMENTS

CUSTOMER CREDIT RISK
The assets acquired and liabilities assumed are part of the Purchased Businesses whose customer activities involve the execution, settlement, custody and financing of various securities and commodities transactions on behalf of customers. Customer securities activities are transacted on either a cash or margin basis.

The Purchased Businesses' customer activities may expose it to off-balance-sheet credit risk. The Purchased Businesses may have to purchase or sell financial instruments at prevailing market prices in the event of failure of a customer to settle a trade on its original terms, or in the event cash and securities in customer margin accounts are not sufficient to fully cover customer losses. The Purchased Businesses seek to control the risk associated with customer activities by requiring customers to maintain margin collateral in compliance with various regulations and Kidder, Peabody policies.

COUNTERPARTY CREDIT RISK
The Purchased Businesses' principal activities are also subject to the risk of counterparty non-performance. As part of these activities, the Purchased Businesses enter into collateralized securities lending arrangements which may result in significant credit exposure in the event the counterparty to the transaction is unable to fulfill its contractual obligations. In accordance with industry practice, securities borrowing arrangements are generally collateralized by cash or securities with a market value in excess of the Purchased Businesses obligation or rights under the contract. The Purchased Businesses attempt to minimize credit risk associated with these activities by screening customers and monitoring customer credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Purchased Businesses when deemed necessary.

FAIR VALUE OF FINANCIAL INSTRUMENTS
In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments. This statement requires all entities to disclose the fair value of financial instruments (as defined), both assets and liabilities recognized and not recognized in the Combined Statement of Assets Acquired and Liabilities Assumed. At December 26, 1994, securities inventories are valued at fair value. The carrying value of mortgage loans held for sale and customer receivable and payables, due to their short term nature, are considered to be approximate fair value.

                     PROFORMA CONSOLIDATED FINANCIAL DATA


The following unaudited proforma consolidated statements of income of Paine Webber Group Inc. (the "Company") for the nine months ended September 30, 1994 and for the year ended December 31, 1993 present consolidated operating results for the Company as if the Company's purchase of certain assets and assumption of certain liabilities of Kidder, Peabody Group Inc.'s ("Kidder") retail, asset management, international fixed income and real estate businesses had occurred as of January 1, 1994 and 1993, respectively. In addition, the Company's unaudited proforma consolidated statements of income give effect to additions of selected Kidder personnel for investment banking and institutional equity and fixed income sales and trading departments. The following unaudited proforma condensed consolidated statement of financial condition as of September 30, 1994 gives effect to the acquisition of such businesses and related transactions as if they had occurred as of September 30, 1994. The proforma consolidated financial data does not purport to represent what the Company's financial position or results of operations actually would have been had the acquisition and related transactions in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future period. The proforma adjustments are based upon available information and certain assumptions that the Company believes are reasonable in the circumstances. The proforma consolidated financial data should be read in conjunction with the accompanying notes thereto, the combined historical financial statements of the businesses acquired from Kidder contained elsewhere in this Amendment to the Form 8-K of the Company filed December 27, 1994 and the separate historical financial statements of the Company included in its filings on Form 10-K and Form 10-Q for the year ended December 31, 1993 and the quarter ended September 30, 1994, respectively.

Proforma adjustments are applied to the historical consolidated financial statements of the Company to account for the acquisition under the purchase method of accounting. Under purchase accounting, the total purchase costs will be allocated to assets and liabilities acquired based on their relative fair values. Allocations are based on valuation information as of the date of acquisition, not all of which is final. Accordingly, the final allocations may be different from the amounts reflected herein, however, such differences are not expected to have a material impact on results of operations.

                           PAINE WEBBER GROUP INC.
  UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                           AS OF SEPTEMBER 30, 1994
         (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                          ADJUSTMENTS
                                                                            FROM
                                           PAINE WEBBER      KIDDER       HISTORICAL      FINANCING &       OTHER         PROFORMA
                                            HISTORICAL     HISTORICAL     TO ACTUAL        FAIR VALUE     ADJUSTMENTS   PAINE WEBBER
                                          --------------  ------------   -------------   -------------   ------------   ------------
                                                                              (A)             (B)            (C)
ASSETS

Cash and cash equivalents                       $249,621                                                                   $249,621
Cash and securities segregated                   329,554                                                                    329,554
Trading inventories                            8,792,481     $1,472,933        ($43)                          ($635)     10,264,736
Securities borrowed or purchased
   under agreements to resell                 21,477,707        292,529    (217,794)                      5,021,000      26,573,442
Receivables:
   Clients                                     4,132,408      1,069,647    (298,325)                                      4,903,730
   Other                                         816,391                                                     21,163         837,554
Other assets                                   1,101,876         58,705       2,156          $90,000         69,971       1,322,708
                                            ------------    -----------  ----------       ----------     ----------     -----------
Total assets                                 $36,900,038     $2,893,814   ($514,006)         $90,000     $5,111,499     $44,481,345
                                            ============    ===========  ==========       ==========     ==========     ===========

LIABILITIES, REDEEMABLE PREFERRED
   STOCK AND STOCKHOLDERS' EQUITY

Short-term borrowings                         $1,265,922                                    $452,672        $89,549      $1,808,143
Securities sold but not yet purchased          6,725,179       $172,201                                        (754)      6,896,626
Securities loaned or sold under
   agreements to repurchase                   20,323,238         13,517     $26,633          900,000      5,021,000      26,284,388
Payables:
   Clients                                     3,528,841        827,968    (616,529)                                      3,740,280
   Others                                      1,391,387         66,289     (41,974)          65,562         37,704       1,518,968
                                            ------------    -----------  ----------       ----------     ----------     -----------
                                              33,234,567      1,079,975    (631,870)       1,418,234      5,147,499      40,248,405

Long-term borrowings                           2,440,339                                                                  2,440,339
                                            ------------    -----------  ----------       ----------     ----------     -----------
                                              35,674,906      1,079,975    (631,870)       1,418,234      5,147,499      42,688,744
Redeemable preferred stock                                                                   185,000                        185,000
Stockholders' equity
   Convertible preferred stock                                                               100,000                        100,000
   Common stock                                   84,101                                      14,000                         98,101
   Additional paid in capital                    574,428                                     177,374                        751,802
   Retained earnings                             744,593                                                    (36,000)        708,593
                                            ------------                                  ----------     ----------     -----------
                                               1,403,122                                     291,374        (36,000)      1,658,496
Treasury stock                                  (145,489)                                    127,095                        (18,394)
Other                                            (32,501)                                                                   (32,501)
                                            ------------                                  ----------     ----------     -----------
                                               1,225,132                                     418,469        (36,000)      1,607,601
                                            ------------                                  ----------     ----------     -----------

Excess of assets acquired over
   liabilities assumed                                        1,813,839     117,864       (1,931,703)

Total liabilities, redeemable preferred     ------------    -----------  ----------       ----------     ----------     -----------
   stock and stockholders' equity            $36,900,038     $2,893,814   ($514,006)         $90,000     $5,111,499     $44,481,345
                                            ============    ===========  ==========       ==========     ==========     ===========

See accompanying notes to unaudited Proforma Consolidated Financial Statements

                            PAINE WEBBER GROUP INC.
               UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1994
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                    PROFORMA ADJUSTMENTS
                                                                     -------------------------------------------------
                                                                                  COST
                                                                               REDUCTIONS
                                    PAINE WEBBER       KIDDER      BUSINESS    AND REVENUE    PURCHASE                  PROFORMA
                                     HISTORICAL      HISTORICAL     SCOPE       TRANSFERS    ACCOUNTING     OTHER     PAINE WEBBER
                                    ------------     ----------    --------     ---------    ----------     -----     ------------
                                                                      (D)           (E)         (F)          (G)
REVENUES
  Commissions                         $  742,062      $ 155,400    ($9,474)        $     0      $          $          $   887,988
  Principal Transactions                 386,526        115,000     30,632          10,820                                542,978
  Investment Banking                     221,598        121,300      4,551           4,363                                351,812
  Asset Management                       268,056         46,400     (3,068)              0                                311,388
  Other                                  102,814         10,000     (4,859)              0                                107,955
  Interest                             1,203,790        326,700     (6,588)              0                              1,523,902
                                      ----------      ---------  ----------        -------                            -----------
TOTAL REVENUES                         2,924,846        774,800     11,194          15,183                              3,726,023

            Interest Expenses          1,003,989        262,700      4,614         (19,557)                             1,251,746
                                      ----------      ---------  ----------        -------                            -----------

NET REVENUES                           1,920,857        512,100      6,580          34,740                              2,474,277

NON-INTEREST EXPENSES
  Compensation and Benefits            1,138,727        276,400        889          (1,405)                 17,062      1,431,673
  Office & Equipment                     168,445         18,700      1,467           3,060                   7,825        199,497
  Communications                          97,542         24,100      2,354           1,944                                125,940
  Business Development                    63,167              0      2,764              97                   8,500         74,528
  Brokerage, Clearing &
    Exchange Fees                         61,965         28,100      1,015           3,479                                 94,559
  Professional Services                   58,777          9,600        295          (1,734)                                66,938
  Other Expenses                         247,350        141,400      2,716         (79,219)       1,928    (18,910)       295,265
                                      ----------      ---------  ----------        --------     --------   --------   -----------
TOTAL NON-INTEREST EXPENSES            1,835,973        498,300     11,500         (73,778)       1,928     14,477      2,288,400

EARNINGS BEFORE INCOME TAXES              84,884         13,800     (4,920)        108,518       (1,928)   (14,477)       185,877

PROVISIONS FOR INCOME TAXES               33,954          6,100     (1,968)         43,407         (771)    (6,371)        74,351
                                      ----------      ---------  ----------        --------     --------   --------   -----------

NET EARNINGS                          $   50,930      $   7,700    ($2,952)        $65,111      ($1,157)   ($8,106)   $   111,526
                                      ==========      =========  ==========        =======      ========   ========   ===========

EARNINGS APPLICABLE TO COMMON
  SHARES                              $   53,429                                                                      $    92,062
                                      ==========                                                                      ===========

EARNINGS PER SHARE
            PRIMARY                   $     0.67                                                                      $      0.91
                                      ==========                                                                      ===========
            FULLY DILUTED             $     0.67                                                                      $      0.90
                                      ==========                                                                      ===========

WEIGHTED AVERAGE COMMON SHARE
            PRIMARY                   79,320,000                                                                      100,820,000
                                      ==========                                                                      ===========
            FULLY DILUTED             80,726,000                                                                      107,742,000
                                      ==========                                                                      ===========


See accompanying notes to unaudited ProForma Consolidated Financial
Statements.

                           PAINE WEBBER GROUP INC.
              UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1993
         (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                           PROFORMA ADJUSTMENTS
                                                                  -------------------------------------
                                                                                 COST
                                                                              REDUCTIONS
                                      PAINE WEBBER    KIDDER      BUSINESS    AND REVENUE     PURCHASE                   PROFORMA
                                       HISTORICAL   HISTORICAL     SCOPE       TRANSFERS     ACCOUNTING     OTHER       PAINE WEBBER
                                     -------------  ----------    ---------  -------------   ----------   ----------   ------------
                                                                     (D)          (E)           (F)           (G)

REVENUES
 Commissions                           $996,127     $209,500       (2,065)                                              $1,203,562
 Principal Transactions                 779,444      296,000       60,781        19,883                                  1,156,108
 Investment Banking                     413,643      157,900       (3,675)        5,084                                    572,952
 Asset Management                       325,690       55,100       (4,094)                                                 376,696
 Other                                  113,253        9,500       (2,841)                                                 119,912
 Interest                             1,376,560      349,100       (5,731)                                               1,719,929
                                     ----------     ----------    ---------  -------------                             ------------
TOTAL REVENUES                        4,004,717     1,077,100       42,375        24,967                                  5,149,159

        Interest Expense              1,130,712       272,800        9,296       (20,976)                                 1,391,832
                                     ----------     ----------    ---------  -------------                             ------------

NET REVENUES                          2,874,005      804,300       33,079        45,943                                  3,757,327

NON-INTEREST EXPENSES
 Compensation and Benefits            1,628,889      388,600       13,570        (3,231)                    22,750       2,050,578
 Office & Equipment                     211,880       21,900        2,240         3,902                      9,500         249,422
 Communications                         123,601       28,100        3,382         1,948                                    157,031
 Business Development                    93,962            0        3,689           319                     10,100         108,070
 Brokerage, Clearing, &
   Exchange Fees                         79,752       29,800        1,883         4,028                                    115,463
 Professional Services                   66,825        7,100          454        (1,695)                                    72,684
 Other Expenses                         261,520      188,200        2,494      (103,388)         2,571      (6,450)        344,947
                                     ----------     ----------    ---------  -------------   ----------   ---------    ------------
TOTAL NON-INTEREST EXPENSES           2,466,429      663,700       27,712       (98,117)         2,571      35,900       3,098,195

EARNINGS BEFORE INCOME TAXES            407,576      140,600        5,367       144,060         (2,571)    (35,900)        659,132

PROVISION FOR INCOME TAXES              161,393       62,000        2,125        57,045         (1,018)    (20,540)        261,005
                                     ----------     ----------    ---------  -------------   ----------   ---------    ------------

NET EARNINGS                           $246,183      $78,600       $3,242       $87,015        ($1,553)   ($15,360)       $398,127
                                     ==========     ==========    =========  =============   ==========   =========    ============

EARNINGS APPLICABLE TO COMMON
  SHARES                               $244,349                                                                           $366,997
                                     ==========                                                                        ============

EARNINGS PER SHARE
         PRIMARY                          $3.11                                                                              $3.66
                                     ==========                                                                        ============
         FULLY DILUTED                    $2.95                                                                              $3.39
                                     ==========                                                                        ============

WEIGHTED AVERAGE COMMON SHARES
         PRIMARY                     78,690,000                                                                        100,190,000
                                     ==========                                                                        ============
         FULLY DILUTED               84,327,000                                                                        111,343,000
                                     ==========                                                                        ============

See accompanying notes to unaudited ProForma Consolidated Financial Statements.

                            PAINE WEBBER GROUP INC.
                   NOTES TO UNAUDITED PROFORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                          (in thousands of dollars)

THE PROFORMA ADJUSTMENTS TO THE CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION ARE AS FOLLOWS:

(A.) Adjustments from Historical to Actual reflect the activity in the net assets actually acquired subsequent to December 26, 1994 through the closing dates of those respective businesses.

(B.) Financing and fair value adjustments are to reflect the acquisition of certain assets and assumption of certain liabilities of Kidder and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The amounts reflected in the Kidder Historical column are comprised of the net assets transferred as of the closing dates occurring in 1994 and the balances as of December 26, 1994 of those net assets transferred subsequently.

         The purchase was actually completed in four separate closing held on December 9, 1994; December 16, 1994; January 30, 1995 and February 13, 1995. In the aggregate, the Company purchased net assets of $1,866,141 in exchange of the following consideration, resulting in goodwill of $90,000.

     Financing of purchased assets
      with repurchase agreements                                          $  900,000
     Cash from short term borrowings                                         452,672
     Redeemable preferred stock
       (redemption value)                                                    250,000
     Convertible preferred stock                                             100,000
     Common stock                                                            318,469
                                                                           ---------
                                                                           2,021,141
     Less: Fair value adjustment on
           Redeemable preferred stock                                       (65,000)
                                                                           ---------
                                                                          $1,956,141
                                                                          ==========

(C.) Other adjustments include an adjustment of $5,021,000 to reflect securities purchased under agreements to resell and securities sold under agreements to repurchase at levels estimated to be maintained by the acquired International Fixed Income business subsequent to the acquisition. Specific repurchase agreements held by Kidder were not transferred to the Company and are not included in the Kidder Combined Statement of Assets Acquired and Liabilities Assumed.

          Other adjustments also include an after-tax charge of $36,000 to reflect acquisition related costs recorded by the Company in the fourth quarter of 1994. These acquisition costs consist primarily of branch consolidation and severance costs. Additionally, deferred compensation paid in the form of employee forgivable loans to former Kidder employees has been reflected. Other adjustments relate to reclassifications of amounts to conform to the Company's basis of financial presentation.

                            PAINE WEBBER GROUP INC.
                    NOTES TO UNAUDITED PROFORMA CONSOLIDATED
                         FINANCIAL STATEMENTS (CONT'D)
                          (in thousands of dollars)

THE PROFORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF OPERATIONS ARE AS
FOLLOWS:

The unaudited proforma consolidated statements of operations for the year ended December 31, 1993 and for the nine months ended September 30, 1994 do not include the nonrecurring $36,000 after-tax effect of acquisition costs deducted from the Company's results in the fourth quarter of 1994.

(D.)     Business Scope
         To include immaterial Kidder businesses acquired but not included in the Historical Combined Statements of Operations and to exclude elements of businesses included in the Historical Combined Statements of Operations that were not acquired. This adjustment also reflects a.) the estimated effect on revenues and expenses of excluding employees of the acquired Kidder businesses who did not accept an offer of employment from the Company, and of including employees joining the Company from areas of Kidder not constituting an acquired business and b.) the estimated effect on operations of closing duplicate retail offices.

(E.)     Cost Reductions and Revenue Transfers
         To eliminate from other expenses the allocated cost of certain Kidder support services and to provide for the estimated additional costs of providing such services through the Company's support service divisions. This adjustment also records the effect of differing interdivisional revenue transfer policies and the effect on compensation expense of Company employees severed as a result of the acquisition.

(F.)     Purchase Accounting
         To amortize the excess of purchase cost over the fair value of the net assets acquired over thirty-five years.

(G.)     Other
         To give effect to a.) deferred compensation paid in the form of employee forgivable loans b.) the additional net cost of office space and equipment and c.) certain reclassifications among expense categories for consistency with the Company's presentation. Also income tax expense is adjusted to reflect the income tax effects at the Company's effective tax rate. The adjustment to net income applicable to common shares gives effect to the dividend requirements of the Redeemable Preferred Stock and Convertible Preferred Stock, when dilutive, issued in connection with the acquisition and accretion of the related valuation discount. Proforma earnings per common share reflect the incremental common and common equivalent shares issued in connection with the acquisition as if issued at the beginning of the period.

                                EXHIBIT INDEX



A)      The following Exhibits are filed herewith:


        10.3) Third Supplemental Agreement dated as of January 27, 1995 among the Company, General Electric Company and Kidder, Peabody Group, Inc.


        10.4) Fourth Supplemental Agreement dated as of February 10, 1995 among the Company, General Electric Company and Kidder, Peabody Group, Inc.


        23)    Consent of KPMG Peat Marwick LLP